EXHIBIT 23.3

                    CONSENT OF TOURVILLE, SIMPSON & HENDERSON

We hereby consent to the use of our report dated March 9, 1998, related to the consolidated financial statements of M&M Financial Corporation as of and for the year ended December 31, 1997, in the Registration Statement on Form S-4 of Anchor Financial Corporation and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus constituting part of such Registration Statement on Form S-4.

                                         TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
June 12, 1998